UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2005

APOLLO GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-31593	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5655 South Yosemite Street, Suite 200 Greenwood Village, Colorado	80111-3220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 886-9656

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

On October 25, 2005, Apollo Gold Corporation (the “Company”) announced the temporary suspension of mining activity at its Montana Tunnels mine following recent activity in the eastern wall of the open pit. Although access to the pit is still possible, it is not within acceptable Company safety standards and the Company has commenced a technical review of pit access options and safety issues affecting the mine. The technical review, which is being conducted by the Company with the assistance of outside consultants, is expected to take two to four weeks. The Company plans to mill low grade stockpile material and produce lead and zinc concentrates and Dore gold for approximately 14 days utilizing a limited workforce. Many of the Montana Tunnels staff have been placed on a temporary layoff status pending the completion of the review. At this time the Company is unable to estimate the economic impact to the Company as a result of these events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2005

APOLLO GOLD CORPORATION

	By:	/s/ MELVYN WILLIAMS
Melvyn Williams
Chief Financial Officer and Senior Vice President - Finance and Corporate Development